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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 21, 1997 included in Weeks Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by Form 10-K/A-2 filed on September 26, 1997, our report dated February 21, 1997 included in Weeks Realty L.P.'s Registration Statement on Form 10 dated August 1, 1997 and filed on August 4, 1997, as amended by Pre-Effective Amendment No. 3 dated and filed on October 1, 1997, our report dated September 24, 1996 included in Weeks Corporation's Current Report on Form 8-K dated November 5, 1996 and filed on November 6, 1996 and included in Weeks Realty, L.P.'s Registration Statement on Form 10 dated August 1, 1997 and filed on August 4, 1997, as amended by Pre-Effective Amendment No. 3 dated and filed on October 1, 1997, our reports dated September 8, 1997 included in Weeks Corporation's Current Report on Form 8-K dated October 3, 1997 and filed on October 6, 1997 and included in Weeks Realty, L.P.'s Current Report on Form 8-K dated October 3, 1997 and filed on October 8, 1997, and our reports dated February 13, 1998 included in Weeks Corporation's Current Report on Form 8-K dated February 17, 1998 and filed on February 18, 1998 and included in Weeks Realty, L.P.'s Current Report on Form 8-K dated February 17, 1998 and filed on February 18, 1998, and to all references to our Firm included in this registration statement.

                                       /s/ Arthur Andersen LLP

Atlanta, Georgia
March 17, 1998